EXHIBIT 99.1

j2 Global Reports Q2 2006 Results

Announces Acquisition of Assets of Send2Fax, LLC

LOS ANGELES—August 1, 2006—j2 Global Communications, Inc. [NASDAQGS: JCOM], the provider of outsourced, value-added messaging and communications services, today reported financial results for the quarter ended June 30, 2006 and announced that it acquired the assets of Send2Fax, LLC effective July 27, 2006.

SECOND QUARTER 2006 RESULTS

Revenues for Q2 2006 increased 27% to $44.4 million compared to $34.9 million for Q2 2005.

Earnings before income taxes, excluding non-cash stock compensation expense net of related tax benefit (“Pretax Non-GAAP Earnings”), for Q2 2006 increased 27% to $20.3 million compared with $16.1 million for Q2 2005.

Net earnings, excluding non-cash stock compensation expense net of related tax benefit (“Non-GAAP Earnings”), for Q2 2006 increased 21% to $14.2 million compared with $11.7 million for Q2 2005.

Net earnings per share, excluding non-cash stock compensation expense net of related tax benefit (“Non-GAAP EPS”), for Q2 2006 was $0.28 compared to $0.23 in Q2 2005.

Net earnings for Q2 2006 were $13.1 million or $0.26 per diluted share compared to Q2 2005 net earnings of $11.7 million or $0.23 per diluted share.

The Company ended the quarter with $175 million in cash and investments.

Key financial results for second quarter 2006 versus second quarter 2005 are as follows:

	Q2 2006	Q2 2005	% Increase
Revenues	$44.4 million	$34.9 million	27%
Pretax Non-GAAP Earnings	$20.3 million	$16.1 million	27%
Non-GAAP Earnings (1)	$14.2 million	$11.7 million	21%
Non-GAAP EPS (1)	$0.28	$0.23	22%
Net Earnings (1)	$13.1 million	$11.7 million	12%
Net Earnings per Share (1)	$0.26	$0.23	13%
(1) Net earnings in Q2 2006 are based upon a tax rate of approximately 30% compared to a tax rate of approximately 27% in Q2 2005. For the full year 2005 the tax rate was approximately 31%.

“We are pleased to report that for the fourth consecutive quarter we have added approximately 50,000 net paying DIDs to our customer base,” added Hemi Zucker, co-president and chief operating officer. “During the quarter we signed our largest corporate contract ever. We now have two global enterprise accounts with more than 10,000 paying DIDs each.”

Send2Fax Acquisition

Send2Fax, LLC is a South Carolina-based provider of Internet fax services. The key assets included in the acquisition consist of the Send2Fax™ brand name, its subscriber base and related technology.

Terms of the acquisition were not disclosed, although the financial impact to j2 Global is immaterial.

Q3 2006 Estimates

“The Company continues to execute against its strategy to expand its international presence, further penetrate the enterprise space and deliver additional features and functionality while maintaining strong operating margins," said Scott Turicchi, co-president and chief financial officer.

For the third quarter of 2006, j2 Global anticipates revenues to approximate $46.2 million to $47.2 million and Non-GAAP EPS to approximate $0.29 - $0.30. This earnings estimate assumes an effective tax rate for Q3 2006 of approximately 30% and 51.6 million diluted shares. The Company also expects to incur non-cash stock-based compensation expense (SFAS 123(R)), net of taxes, for the quarter of approximately $0.02 per diluted share.

A summary of this Q3 2006 financial guidance is set forth in the table below:

Q3 2006
Revenues	$46.2 million - $47.2 million
Non-GAAP EPS (1)	$0.29 - $0.30
(1) Per share guidance is based upon a tax rate of approximately 30% and fully diluted shares of 51.6 million.

Fiscal Year 2006 Estimates

The Company reaffirms its previous revenue guidance of between $181 million and $191 million for fiscal 2006.

The Company continues to expect fiscal 2006 Non-GAAP EPS of between $1.12 and $1.18. These Non-GAAP EPS amounts are based on an annual effective tax rate of approximately 30% and 51.6 million diluted shares.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans greater than 2,000 cities in 31 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAXTM, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax BroadcastTM, eVoice®, PaperMaster®, ConsensusTM, M4 Internet® and Protofax®. As of December 31, 2005, j2 Global had achieved 10 consecutive fiscal years of revenue growth and 4 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts
Robert Karpman	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-559-0550	323-372-3617
r.karpman@socketmedia.com	press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Q3 2006 Estimates” and “Fiscal Year 2006 Estimates” portions. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; risks resulting in the Company incurring additional tax expense; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 27, 2006, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “Q3 2006 Estimates” and “Fiscal Year 2006 Estimates” portions of this press release are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2006	2005

ASSETS
Cash and cash equivalents	$66,940	$36,301
Short-term investments	88,205	76,525
Accounts receivable, net	10,687	10,211
Prepaid expenses and other	3,706	3,350
Deferred income taxes	1,091	1,091

Total current assets	170,629	127,478

Long-term investments	19,785	31,673
Property and equipment, net	18,695	17,248
Goodwill	24,447	20,681
Other purchased intangibles, net	18,575	20,299
Other assets	604	307
Deferred income taxes	5,341	4,559

TOTAL ASSETS	$258,076	$222,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$10,905	$10,420
Deferred revenue	9,844	7,201
Current portion of long-term debt	423	593

Total current liabilities	21,172	18,214

Deferred rent	102	—
Long-term debt	3	149

Total liabilities	21,277	18,363

Total stockholders' equity	236,799	203,882

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$258,076	$222,245

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2006	2005	2006	2005

Revenues
Subscriber	$42,504	$34,080	$83,066	$65,355
Other	1,870	805	3,326	1,754

Total revenue	44,374	34,885	86,392	67,109

Cost of revenues (1)	9,272	6,912	18,282	13,409

Gross profit	35,102	27,973	68,110	53,700

Operating expenses:
Sales and marketing (1)	7,743	5,510	14,607	10,972
Research, development and engineering (1)	1,924	1,663	3,816	3,424
General and administrative (1)	7,726	5,464	15,626	10,609

Total operating expenses	17,393	12,637	34,049	25,005

Operating earnings	17,709	15,336	34,061	28,695

Other income and expenses:
Interest and other income, net	1,107	733	2,363	1,330

Total other income and expenses:	1,107	733	2,363	1,330

Earnings before income taxes	18,816	16,069	36,424	30,025

Income tax expense (2)	5,692	4,339	10,989	8,107

Net earnings	$13,124	$11,730	$25,435	$21,918

Basic net earnings per share	$0.27	$0.25	$0.52	$0.46

Diluted net earnings per share	$0.26	$0.23	$0.50	$0.43

Basic weighted average shares outstanding	49,349,536	47,648,030	49,299,933	47,491,794

Diluted weighted average shares outstanding	51,292,207	50,861,880	51,165,069	50,845,948

(1) Includes stock-based compensation as follows due to the adoption of FAS 123(R)

Cost of revenues	$96	$—	$205	$—
Sales and marketing	269	—	534	—
Research, development and engineering	150	—	260	—
General and administrative	1,015	—	1,955	—

Total stock-based compensation	$1,530	$—	$2,954	$—

(2) Includes income tax benefit associated with stock-based compensation due to the adoption of FAS 123(R)

Income tax expense	$441	$—	$786	$—

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30, 2006				SIX MONTHS ENDED JUNE 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP

Revenues
Subscriber	$42,504	$—		$42,504	$83,066	$—		$83,066
Other	1,870	—		1,870	3,326	—		3,326

Total revenue	44,374	—		44,374	86,392	—		86,392

Cost of revenues (1)	9,272	(96	) (1)	9,176	18,282	(205	) (1)	18,077

Gross profit	35,102	96		35,198	68,110	205		68,315

Operating expenses:
Sales and marketing (1)	7,743	(269	) (1)	7,474	14,607	(534	) (1)	14,073
Research, development and engineering (1)	1,924	(150	) (1)	1,774	3,816	(260	) (1)	3,556
General and administrative (1)	7,726	(1,015	) (1)	6,711	15,626	(1,955	) (1)	13,671

Total operating expenses	17,393	(1,434)		15,959	34,049	(2,749)		31,300

Operating earnings	17,709	1,530		19,239	34,061	2,954		37,015

Other income and expenses:
Interest and other income, net	1,107	—		1,107	2,363	—		2,363

Total other income and expenses:	1,107	—		1,107	2,363	—		2,363

Earnings before income taxes	18,816	1,530		20,346	36,424	2,954		39,378

Income tax expense (2)	5,692	441	(2)	6,133	10,989	786	(2)	11,775

Net earnings	$13,124	$1,089		$14,213	$25,435	$2,168		$27,603

Basic net earnings per share	$0.27			$0.29	$0.52			$0.56

Diluted net earnings per share	$0.26			$0.28	$0.50			$0.54

Basic weighted average shares outstanding	49,349,536			49,349,536	49,299,933			49,299,933

Diluted weighted average shares outstanding	51,292,207			51,633,515	51,165,069			51,504,949

(1)	Stock-based compensation as follows due to the adoption of FAS 123(R)

	Cost of revenues	$96	$205
	Sales and marketing	269	534
	Research, development and engineering	150	260
	General and administrative	1,015	1,955

	Total stock-based compensation	$1,530	$2,954

(2)	Income tax benefit associated with stock-based compensation due to the adoption of FAS 123(R)

	Income tax expense	$441	$786

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	SIX MONTHS ENDED JUNE 30,
	2006	2005
Cash flows from operating activities:
Net earnings	$25,435	$21,918
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	3,960	3,393
Stock compensation expense	2,954	—
Tax benefit of stock option exercises	1,034	2,747
Excess tax benefits from stock-based compensation	(943)	—
Deferred income taxes	(782)	—
Decrease (increase) in:
Accounts receivable	(410)	(807)
Prepaid expenses	476	724
Other assets	(450)	28
(Decrease) increase in:
Accounts payable and accrued expenses	(32)	(1,885)
Income taxes payable	(476)	2,413
Deferred rent	102	—
Deferred revenue	2,625	458

Net cash provided by operating activities	33,493	28,989

Cash flows from investing activities:
Net redemptions (purchases) of investments	229	(15,740)
Purchases of property and equipment	(4,045)	(3,893)
Acquisition of business, net of cash received	(501)	(7,467)
Purchase of intangible assets	(1,849)	(3,337)
Proceeds from sale of fixed assets	10	—

Net cash used in investing activities	(6,156)	(30,437)

Cash flows from financing activities:
Issuance of common shares issued under Employee
Stock Purchase Plan	283	278
Exercise of stock options and warrants	658	1,781
Excess tax benefits from stock-based compensation	943	—
Repayments of long-term debt and capital leases	(323)	(883)

Net cash provided by financing activities	1,561	1,176

Effect of exchange rate on cash and cash equivalents	1,741	(682)

Net Increase (decrease) in cash and cash equivalents	30,639	(954)

Cash and cash equivalents, beginning of period	36,301	18,814

Cash and cash equivalents, end of period	$66,940	$17,860